Exhibit 99.2

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

July 26, 2004

4:00 pm CT

Operator:	Ladies and gentlemen, thank you for standing by. Welcome to the RAE Systems Second Quarter 2004 Earnings Release Conference Call.

During the presentation, all participants will be in a listen-only mode. Afterwards we’ll conduct a question and answer session.

At that time if you have a question, please press the 1 followed by the 4 on your telephone.

As a reminder, this conference is being recorded.

I would now like to turn the conference over to Mr. Bob Durstenfeld, Director of Corporate Marketing for RAE Systems.

Please go ahead, sir.

Bob Durstenfeld:	Thank you. Good afternoon, everyone and thank you for joining us today. With me is Bob Chen our CEO and Joseph Ng our CFO, who’s dialed in from out of the country.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Also with us today are Rudy Mui our Vice President of Marketing, and Lea Anne Matsuoka our Corporate Treasurer.

If you’ve not seen our earnings release, it can be retrieved at www.raesystems.com, PRNewsWire, Yahoo Finance or other similar websites.

A copy of the press release will also be filed with the SEC and be available on its EDGAR website.

Today, Bob Chen will discuss the second quarter highlights, including the integration of the second quarter acquisition of KLH, our products, and our marketing strategies.

Joseph Ng will review in detail the financial results for the first quarter and the first half of the year, ended June 30, 2004.

Joseph will also explain the impact of the KLH acquisition and its operating model.

Before I turn the call over to Bob, I’d like to remind you that the matters that we will be discussing today will include forward-looking statements, and as such, are subject to the risks and uncertainties.

Any assumptions could prove inaccurate or incorrect and therefore can be of no assurance that the results contemplated in the forward-looking statements will be realized.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Actual results may differ materially from those stated in the forward-looking statements, based on a number of important factors and risks, which are more specifically identified in our most recent Forms 10-Q and 10-K filed with the SEC.

Now, it gives me a great pleasure to introduce Bob Chen, RAE Systems’ CEO and Chairman of the Board.

Bob, go ahead, please.

Bob Chen:	Thank you, Bob. Good afternoon.

We are happy to announce another record quarter for RAE Systems.

This quarter, our revenues were $10.4 million with net profits of $910,000 or two cents per share.

Without the KLH acquisition, our business continued to be strong, bringing in revenues of $9.5 million and net profits of $836,000. To that, we added revenues of $869,000 and net profits of $74,000 from the acquisition of the 64% interest in KLH.

With the acquisition, we grew revenues 39% year-to-year and 27% quarter-to-quarter.

Our second quarter results contain one month of KLH revenue.

Year-to-date, our revenues were $18.6 million, with net profits of $1.1 million.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

We are on track to meet our 2004 revenue guidance of $41 million to $45 million and we expect to achieve revenues of between $11 million to $12 million in Q3.

Our balance sheet is strong, with $39.3 million in cash and investments.

Joseph Ng, our CFO will elaborate on our financial performance later.

Let me now share what we saw last quarter and what our product and market strategies will be going forward.

We will also give you an update on RAEWatch, our program to address pervasive sensing needs in indoor air security applications, including public venue protection and transportation security, including trucking and cargo containers.

Last quarter, we saw a significant increase in the sales of AreaRAE, our wireless integrated systems, from 17% of revenue in the second quarter of 2003, to over 20% during the same period in 2004. This is ahead of our plan to achieve revenue contribution of 25% for wireless systems sales by yearend.

The national guard units around the country are standardizing on our equipment for emergency response. We also achieved initial sales of our AreaRAE Gamma, the first combined wireless chemical and radiation detector.

Radiation products were a growing portion of our revenue last quarter, up from no sales a year ago. The requirements came from the US military, the Department of Homeland Security, and the Municipal Law Enforcement, as they increase the security of our borders, ports, and cities.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

We continue to expand on our line of radiation detection monitoring and have strived to integrate our cost effective radiation sensors into our existing line of products.

On May 27, 2004, we completed the acquisition of KLH, announced earlier this year.

KLH manufactures products with its own intellectual property and also distributes a full line of complimentary, security, and safety products.

We are pleased to report that the initial integration work, including aligning sales and marketing, product development, and finance is proceeding well.

Joseph will be sharing with you, the KLH operating model and how the acquisition affected our overall operating results.

In acquiring KLH, we see exciting opportunities in China, as market reports indicate that over $300 billion will be invested in the infrastructure for the security and environmental markets over the next decade, including $23 billion for the 2008 Beijing Olympics.

With the funding we received in our secondary offering in January, we are expanding internationally.

Starting in 2005, we believe that revenues from Asia may contribute as much as 1/3 of our total worldwide revenue.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

In terms of our R&D effort, we continue to invest in the development of RAEWatch, our robust wireless sensor network solution, which can be used for fixed and mobile security applications.

This quarter, we successfully demonstrated the product at The Venetian Hotel and Casino in Las Vegas, Nevada, a DARPA workshop in Arlington, Virginia and at the Zigbee Wireless Protocol Alliance Open House in Seattle, Washington.

RAEWatch has been receiving a favorable reception due to ease of installation, wireless radiation detection capability, and secured data transmittal.

As we’ve stated last quarter, we expect this product to produce revenues in early 2005.

Thanks to everyone for investing in RAE Systems, your support has enabled us, after being public for only two years, to be included as part of the Russell Equity Indexes.

Now, I would like to turn the call over to Joseph Ng, our CFO.

Joseph Ng:	Thank you, Bob.

The following are our highlights for the quarter:

Our revenues were $10.4 million, $9.5 million from our base business and the balance from KLH. This total was an increase of 39% over the same period in 2003.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

As Bob mentioned earlier, our wireless business, a growth opportunity for our industry, is now over 20% of our revenue, up from 17% last year.

Radiation products and accessories also contributed significantly to our growth.

The blended gross margin for the quarter was 63%.

RAE Systems’ core business achieved a 65% gross margin due to the sales of our higher margin wireless products.

Now, let me describe the KLH business model.

As Bob indicated, KLH and RAE Systems are in the same lines of business. Like RAE Systems, KLH sells to various government and industrial concerns.

KLH has two businesses. Fifty percent of the revenue comes from manufactured products with their own intellectual property. The other half of the business comes from their distribution business.

Although the distribution business has lower margins, we are confident that in a rapidly expanding economy like China, the distribution business will exhibit operating leverage.

KLH’s business model is as follows: 35% gross margin, 22% operating expenses, and 13% pre-tax income.

The statutory rate tax rate for KLH is 15%, of which we maybe eligible for a three year tax holiday.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Going forward, the blended gross margin of a combined RAE Systems and KLH will be closer to 55% to 58%, as compared to 60% to 63% for RAE Systems alone.

Now, let me get back to the financial performance for the second quarter.

Sales and marketing expenses increased 35% year-to-year. This included the sales and marketing expenses of KLH.

Additionally, we continued to invest in Europe and our wireless business, especially in the applications area.

We continue to use manufacturers reps for the sales of our wireless products and as such, pay them a commission on each sale.

With wireless becoming a bigger percentage of the revenue, commission expenses will continue to grow.

R&D expenses increased 30% from last year. As Bob indicated earlier, we have ongoing expenses from the development of RAEWatch and our radiation technology offerings.

G&A expenses increased 54% year-to-year. We added headcount to support the Sarbanes-Oxley compliance work. This will continue to increase in the coming quarter.

Additionally, options expensing and legal fees increased. We also had significant travel expenses related to the KLH acquisition.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

In June 2004, 1.1 million incentive stock options were converted to non-qualified stock options.

The conversion of such options generated a one-time income tax benefit, which reduced our income tax expense and increased our net income by approximately $235,000.

The following are some highlights from the balance sheet.

Cash and investment increased from $37.8 million at the end of Q1 to $39.3 million at the end of Q2.

Operations generated over $1 million in cash in Q2.

Days sales outstanding dropped from 64 days in the first quarter to 58 days in the second quarter, as we succeeded in our collection efforts.

Inventories increased from $4.4 million to $6.7 million due to the consolidation of KLH in the amount of $2 million. The balance is to support our anticipated revenue growth.

Thank you, now, I would like to turn the call back to Bob Durstenfeld.

Bob Durstenfeld:	Thank you, Joseph.

Now, we’d like to open this forum to questions.

Operator, we’ll take our first caller now.

Operator:	Thank you.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Ladies and gentlemen if you would like to register a question, please press the 1 followed by the 4 on your telephone. You will hear a three-tone prompt to acknowledge your request.

If your question has been answered and you’d like to withdraw your registration, please press the 1 followed by the 3.

If you’re using a speakerphone, please lift your handset before entering your request.

One moment please for the first question.

Our first question comes from the line of Gary Liebowitz from Jefferies. You may proceed with your question, sir.

Gary Liebowitz:	Thank you, good afternoon.

Bob, can you give a little color to the cargo container initiative? I guess you’d go to sea trials within a couple of months. Can you tell me any particular milestones we should be on the lookout for and also since you don’t expect this to generate revenue - meaningful revenue until ‘05, is that going to put pressure on the margins in the second half of the year?

Bob Chen:	Okay, I will direct the first part of the question to Rudy Mui, our VP of Marketing.

Rudy Mui:	Thanks, Gary. This is Rudy Mui.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

In answer to your question with respect to the sea trials, we are working with a number of shippers and logistics partners and we hope to have a trial underway in the August timeframe.

Prior to that, we’ve been testing out the basic technology and doing a number of land trials.

Bob Chen:	We are developing RAEWatch to address the needs of four major market segments. The cargo container security market is one of the market segments. There are others such as fenceline monitoring, trucking and indoor air security. The Venetian Hotel and Casino is one application for indoor air security; airport security is another.

So, while cargo container security is still a major initiative, we see RAEWatch having other revenue generating applications.

Gary Liebowitz:	Okay. And Bob, just a follow-up on the cargo initiative, has there been any clarity added to what the model is? In other words, where do you expect to get paid from, whether it’d be the container manufacturer, the company that’s going to receive the ship’s goods on one end, where do we stand on that?

Rudy Mui:	Gary, as I mentioned, we’re just starting to get underway with the various trials; part of the trial is to make that evaluation.

There are a number of people that potentially benefit by having this type of product on board, not only from the security standpoint but also from asset, tracking, and inventory management.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Consequently, there are a number of players that generate or will realize value from this; we’re looking at ways in which we can extract our value out of that chain.

And so we’re starting to continue to evaluate and drill that model.

Gary Liebowitz:	Okay. Now, I have a question for Joseph on the tax rate. Now that you’ve restructured the options comp and are now adding in KLH, what sort of tax rate should we assume going forward?

Joseph Ng:	Right now, we are using 30% to 31%, but we are looking into opportunities in China, one of which is to refresh the tax holiday for our operations in Shanghai. We may also be eligible for a three-year tax holiday in Beijing.

If so, the tax rate will get down to the 20s.

Gary Liebowitz:	Okay, is that the tax holiday something we would know about by yearend?

Joseph Ng:	Yes, you would.

Gary Liebowitz:	Thank you very much.

Bob Durstenfeld:	Okay, next question please.

Operator:	Ladies and gentlemen, once again as a reminder, if you’d like to queue up for a question, please press the 1 followed by the 4 on your telephone.

Our next question comes from the line of Steve Gish with Roth Capital Partners. Please proceed.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Steven Gish:	Actually, Roth Capital.

Gentlemen, if you could – it looks like in the Q filings, you’re breaking out revenue between portables, consumables, wireless, and services.

Can you give us those figures for Q2 and what they were last year?

Joseph Ng:	Okay, I’ll take this one.

Portables in Q203 were 63%, for this quarter including KLH, 48%.

Steven Gish:	Okay.

Joseph Ng:	Integrated systems, 17% last year; this quarter, including KLH, just under 25%.

Service is 4% and consumables 16%. These have not changed. KLH is now 8% of revenue for this past quarter, with one month revenue.

Steven Gish:	Okay, thank you.

Joseph Ng:	Okay.

Operator:	Our next question comes from the line of Allen Margolius with Forstmann Leff. Please proceed.

Allen Margolius:	Yeah, I believe you said Asia would be a third of revenue in 2005, what are they right now as a percentage of revenues?

Joseph Ng:	In Q2, it was 19%.

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Allen Margolius:	Nineteen percent.

Joseph Ng:	That only included one month of KLH revenue.

Allen Margolius:	Okay.

It could almost double, basically, in terms of the percentage of revenues.

And when the trial starts, I think you said in August, will you go through the partners, I will speculate, on the retailing side and the different parties that will be involved.

Rudy Mui:	Yes, we’ve been — this is Rudy Mui.

Allen Margolius:	Hi.

Rudy Mui:	We’ve been working with a number of partners from end users, to logistic suppliers, to people who provide the basic technology that would enable us to provide the complete communications solution overseas.

And many of these partners would be willing to disclose who they are. There are others who would like to remain anonymous because of various operational security issues.

Allen Margolius:	Sure.

Rudy Mui:	We will reveal who would be interested in being revealed at that time.

Allen Margolius:	Are some of these household names, or…

RAE SYSTEMS INCORPORATED

Moderator: Bob Durstenfeld

07-26-04/4:00 pm CT

Confirmation #21203106

Rudy Mui:	I think when we reveal who these people are, you’ll recognize many of the names.

Allen Margolius:	Okay, thank you very much.

Operator:	Ladies and gentlemen, once again as a reminder, if you’d like queue up for question, please press the 1 followed by the 4.

Mr. Durnstenfeld, there are no further questions at this time. I’ll turn the call back to you. Please continue with your presentation or closing remarks.

Bob Durstenfeld:	Thank you very much for listening to our 2004 Second Quarter Earnings Call. This now terminates our call.

Thank you very much and have a good day.

Bye-bye.

Operator:	Ladies and gentlemen, that does conclude the conference call. Thank you for your participation and ask that you please disconnect your line.

END